CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Rad Source Technologies, Inc. and subsidiary formerly Computer Vending, Inc.

We hereby consent to the use in the Form 10K-SB dated January 13, 2000 of our report dated January 6, 2000 related to the financial statements of Rad Source Technologies, Inc. and subsidiary, formerly Computer Vending, Inc., for the year ended September 30, 1999, and for the period October 11, 1996 (inception) to September 30, 1998, and for the period October 11, 1996 (inception) to September 30, 1999.


                                                     Sweeney, Gates & Co.

Fort Lauderdale, Florida
January 10, 2000


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